Exhibit 99.1

Guidance as of 1Q Earnings Release $4.6 - $4.9 million $71 - $73 million Q2 2011 Low teens 16.2 million Net Revenue Comparable Store Sales Growth Net Income Diluted Shares Outstanding Adjusted Diluted Earnings Per Share $0.28 - $0.30 FY 2011 $1.12 - $1.16 $18.3 - $18.9 million $286 - $292 million Mid to HSD 16.2 million 1